UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 20, 2014

CONSTELLATION BRANDS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-08495	16-0716709
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

207 High Point Drive, Building 100, Victor, NY	14564
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (585) 678-7100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 20, 2014, Constellation Brands, Inc. (the “Company”) and certain subsidiary guarantors (the “Guarantors”) entered into an underwriting agreement (the “Underwriting Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated, for itself and as representative of J.P. Morgan Securities LLC, Rabo Securities USA, Inc., Wells Fargo Securities, LLC, SunTrust Robinson Humphrey, Inc., Goldman, Sachs & Co., TD Securities (USA) LLC, SMBC Nikko Securities America, Inc. and Scotia Capital (USA) Inc., as underwriters (the “Underwriters”) for the sale by the Company of $400 million aggregate principal amount of 3.875% Senior Notes due 2019 and $400 million aggregate principal amount of 4.750% Senior Notes due 2024 (collectively, the “Notes”) for a public offering price of 100% of the principal amount of the Notes plus accrued interest, if any, from and including November 3, 2014. The offering is being made by a prospectus dated October 14, 2014 and prospectus supplement dated October 20, 2014 filed with the Securities and Exchange Commission (“SEC”) on October 21, 2014. The Underwriters will purchase the Notes from the Company at 98.75% of their principal amount. The purchase of the Notes by the Underwriters is scheduled to close on November 3, 2014, subject to customary closing conditions. The Company intends to use the net proceeds from the offering to redeem its outstanding 8.375% Senior Notes due 2014 (the “2014 Notes”) on November 26, 2014 and for general corporate purposes.

The Underwriting Agreement contemplates that the Notes will be issued under an Indenture dated as of April 17, 2012 (as supplemented by Supplemental Indenture No. 7 and Supplemental Indenture No. 8 thereto) among the Company, the Guarantors, and Manufacturers and Traders Trust Company (“M&T”), as trustee.

The Underwriters and their respective affiliates have performed, and may in the future perform, various commercial banking, investment banking, brokerage and advisory services for the Company and its subsidiaries for which they have received, and will receive, customary fees and expenses. In particular, affiliates of certain of the Underwriters are agents and/or lenders under the Company’s senior credit facility, accounts receivable securitization facilities and certain foreign credit facilities. Also, certain of the Underwriters or their affiliates may hold positions in the 2014 Notes and thus may receive a portion of the net proceeds from the sale of the Notes through the redemption of the 2014 Notes. The Company has been advised that at least 5% of the net proceeds, excluding underwriting commissions, may be directed to one or more of the Underwriters or their affiliates (including Scotia Capital (USA) Inc.). In addition, affiliates of Merrill Lynch, Pierce, Fenner & Smith Incorporated and Goldman, Sachs & Co. are lenders under certain credit facilities to a Sands family investment vehicle that, because of its relationship with members of the Sands family, is an affiliate of the Company. Such credit facilities are secured by pledges of shares of Class A common stock of the Company, Class B common stock of the Company, or a combination thereof and personal guarantees of certain members of the Sands’ family, including Richard Sands and Robert Sands. In addition, one of the Company’s executive officers is a member of the boards of directors of affiliates of TD Securities (USA) LLC. The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments the Underwriters may be required to make because of any of those liabilities.

The description of the Underwriting Agreement above is a summary and is qualified in its entirety by the Underwriting Agreement, which is filed herewith as Exhibit 1.1 and incorporated by reference herein and as an exhibit to the Company’s registration statement on Form S-3 (File No. 333-199293) filed with the SEC on October 14, 2014.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Shell company transactions.

Not applicable.

(d)	Exhibits.

The following exhibit is filed as part of this Current Report on Form 8-K:

Exhibit No.	Description

1.1	Underwriting Agreement, dated October 20, 2014, among the Company, the Guarantors, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, for itself and as representative of J.P. Morgan Securities LLC, Rabo Securities USA, Inc., Wells Fargo Securities, LLC, SunTrust Robinson Humphrey, Inc., Goldman, Sachs & Co., TD Securities (USA) LLC, SMBC Nikko Securities America, Inc. and Scotia Capital (USA) Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: October 24, 2014	CONSTELLATION BRANDS, INC.

	By:	/s/ Robert Ryder
Robert Ryder
Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

(1)	UNDERWRITING AGREEMENT

(1.1)	Underwriting Agreement, dated October 20, 2014, among the Company, the Guarantors, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, for itself and as representative of J.P. Morgan Securities LLC, Rabo Securities USA, Inc., Wells Fargo Securities, LLC, SunTrust Robinson Humphrey, Inc., Goldman, Sachs & Co., TD Securities (USA) LLC, SMBC Nikko Securities America, Inc. and Scotia Capital (USA) Inc.

(2)	PLAN OF ACQUISITION, REORGANIZATION, ARRANGEMENT, LIQUIDATION OR SUCCESSION

Not Applicable.

(3)	ARTICLES OF INCORPORATION AND BYLAWS

Not Applicable.

(4)	INSTRUMENTS DEFINING THE RIGHTS OF SECURITY HOLDERS, INCLUDING INDENTURES

Not Applicable.

(7)	CORRESPONDENCE FROM AN INDEPENDENT ACCOUNTANT REGARDING NON-RELIANCE ON A PREVIOUSLY ISSUED AUDIT REPORT OR COMPLETED INTERIM REVIEW

Not Applicable.

(14)	CODE OF ETHICS

Not Applicable.

(16)	LETTER RE CHANGE IN CERTIFYING ACCOUNTANT

Not Applicable.

(17)	CORRESPONDENCE ON DEPARTURE OF DIRECTOR

Not Applicable.

(20)	OTHER DOCUMENTS OR STATEMENTS TO SECURITY HOLDERS

Not Applicable.

(23)	CONSENTS OF EXPERTS AND COUNSEL

Not Applicable.

(24)	POWER OF ATTORNEY

Not Applicable.

(99)	ADDITIONAL EXHIBITS

(100)	XBRL-RELATED DOCUMENTS

Not Applicable.

(101)	INTERACTIVE DATA FILE

Not Applicable.